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                                                                      EXHIBIT 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries


(Dollars in Millions)                                                                   THREE MONTHS ENDED MARCH 31,
---------------------                                                                   ----------------------------
Income before provision for income taxes and cumulative effect of accounting change     $                      2,596
Minority interest                                                                                                326
Income from unconsolidated businesses                                                                           (166)
Dividends from unconsolidated businesses                                                                          61
Interest expense                                                                                                 778
Portion of rent expense representing interest                                                                    115
Amortization of capitalized interest                                                                              25
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Income, as adjusted                                                                     $                      3,735
                                                                                        ============================

Fixed charges:
Interest expense                                                                        $                        778
Portion of rent expense representing interest                                                                    115
Capitalized interest                                                                                              36
Preferred stock dividend requirement                                                                               7
                                                                                        ----------------------------
Fixed charges                                                                           $                        936
                                                                                        ============================

Ratio of earnings to fixed charges                                                                              3.99
                                                                                        ============================